MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of January 16, 2008, but effective at 11:00 a.m. CST, three business days after said date (the “Effective Date”), is made by and among Telava Acquisitions, Inc., a Delaware corporation, (“Buyer”), IBFA Acquisition Company, LLC, a Michigan limited liability company (“Company” and James Grabowski (“Grabowski”) and Casimir Wojciechowski (“Wojciechowski”) (Wojciechowski and Grabowski are at times collectively referred to herein as the “Members”). Members are at times collectively referred to as the “Seller”.

Recitals

A.

The Company operates a business engaged in the sales and marketing of telecommunication services (the “Business”).

B.

The Members own all of the outstanding membership interests of the Company (the “Membership Interest(s)”).

C.

Buyer desires to purchase from Members, and Members desire to sell to Buyer, all of the Members’ Membership Interests, all on the terms and conditions set forth in this Agreement.

Therefore, the parties agree as follows:

ARTICLE 1.

PURCHASE

1.1

Sale and Purchase of Membership Interests.

On the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), Members shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept delivery of the Membership Interests, free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever. Upon the purchase, acquisition and acceptance of delivery of the Membership Interests, Buyer shall have ownership and control of the Company and all the assets of the Company (all assets used by the Company are owned by the Company) as they exist on the Effective Date, subject to all necessary regulatory approvals.

1.2

Purchase Price.

The Members shall sell the Membership Interests to Buyer for the amount of (i) Two Million Two Hundred Fifty Thousand and 00/100 Dollars ($2,250,000.00) minus (ii) the Closing Indebtedness (as defined in Section 1.3(a)) (the “Purchase Price”). Upon the terms and conditions set forth in this Agreement, in consideration of the sale, conveyance, assignment, transfer and delivery of the Membership Interests to Buyer, Buyer will pay the Purchase Price as follows:

(a)

Within three (3) business days of the Effective Date, Buyer shall pay the sum of One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00) by wire transfer, in immediately available funds which shall be disbursed as follows: (1) a payment in the amount of Five Hundred Sixty-Eight Thousand, Nine Hundred Eighty-One and 42/100 Dollars ($568,981.42) to satisfy Closing Indebtedness, (2) a payment in the amount of One Hundred Twelve Thousand Five Hundred and 00/100 Dollars ($112,500.00) to Seller for Seller’s payment to Sicuro China LLC as set forth in Section 3.24 below, (3) a payment to Escrow Agent (as defined in Section 2.2(e)) in the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) (the “Payment Held In Escrow”) in accordance with the Escrow Agreement (as defined in Section 2.2(e)), (4) make a payment to Grabowski in the amount of Five Hundred and Nine Thousand, Two Hundred Fifty-Nine and 30/100 Dollars ($509,259.30), and (5) a payment to Wojciechowski in the amount of Five Hundred and Nine Thousand, Two Hundred Fifty-Nine and 30/100 Dollars ($509,259.30). Items (1)-(5) together with the Deferred Payment (defined below) shall constitute the Purchase Price.

(b)

Commencing 30 days after the Effective Date, the Buyer shall also pay to the Members a total amount not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate (“Deferred Payment”), with Two Hundred Fifty Thousand ($250,000.00) allocated to each Member. The terms and conditions of the Deferred Payment, including the amount payable to each Member, are set forth on Schedule 1.2(b), and acknowledged by the parties. In the event that Buyer fails to make a Deferred Payment installment according to Section 1.2(b) Seller shall provide a notice of non-payment to Buyer, and shall allow Buyer thirty (30) days to cure. If Buyer does not make a curing payment, then Seller may file a UCC- I financing statement listing the assets of the Company as collateral for the unpaid Deferred Payment, and, effective at such time, Buyer hereby grants Seller a lien against all the assets of the Company as security for the remaining unpaid Deferred Payment which lien shall be subordinate to any bank lien for the financing described in Section 7.6.

(c)

Seller acknowledges and Buyer understands that all Financial Statements and/or Most Recent Balance Sheet (as defined in Section 3.6 below) provided by Seller were prepared on a cash based accounting method, and do not reflect that accrued tax liabilities of the Company (“Accrued Taxes”). Buyer shall be responsible for any Accrued Taxes which began to accrue on October 1, 2007. Any and all Accrued Taxes accrued prior to October 1, 2007 shall be the sole responsibility of the Seller. Any Accrued Taxes, disclosed or undisclosed as of the Effective Date, and any other tax liabilities for which Seller are responsible for shall be paid the Buyer and the Deferred Payment shall be reduced by the amount the Buyer has made for such tax payments.

(d)

Seller acknowledges that in order to obtain certain third party consents and those Consents defined in Section 3.5 below, the Company may be required to pay to a third party and/or appropriate Governmental Entity (as defined below) all dispute amounts or monies owed by the Company, disclosed or undisclosed as of the Effective Date (“Disputed Amount”). Seller shall have the sole responsibility of paying those Disputed Amounts as so related to the obtaining of any and all consents contemplated by this Agreement. Should Seller fail to pay such Disputed Amounts, Buyer shall pay for such and the Deferred Payment shall be reduced by the amount the Buyer has made for such Dispute Amounts.

1.3

Closing Indebtedness.

(a)

For the purposes of this Agreement, the term “Closing Indebtedness” means, as of the Effective Date, all indebtedness of the Company for borrowed money, accrued interest expenses and all amounts listed on Schedule 1.3(a). The items and amounts which are included in the Closing indebtedness are set forth in Schedule 1.3(a).

(b)

Prior to the Effective Date, the Company shall provide to Buyer payoff letters (with valid payoff amounts through the Closing Date) in customary form for all Closing Indebtedness including proof of settlement of any litigation matters. Company shall also provide to Buyer copies of all applicable UCC-2 filings reflecting the discharge of any liens filed against the assets of the Company in relation to the Closing Indebtedness. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, simultaneously with the Closing, Buyer, on behalf of the Company, shall pay or otherwise discharge all Closing Indebtedness. Effective upon such payment or discharge, substantially simultaneously with the Effective Date, the Company shall obtain releases of all liens, security interests and similar encumbrances on the assets, properties and membership interests of the Company securing the indebtedness paid or discharged by Buyer. In the event that any of the Closing Indebtedness is not paid at the Effective Date, funds in an amount necessary to pay the unpaid Closing Indebtedness will be paid from the Payment Held In Escrow, under the Escrow Agreement.

1.4

Prorations.

Unless otherwise provided herein, all power and utility charges, property assessments, rents, license fees, dues, subscriptions, membership fees, and other charges, prepaid and deferred items, real property taxes, ad valorem or personal property taxes, maintenance fees, and all other items of expenses relating to the Business (collectively, the “Adjustments”) shall be prorated between Seller and Buyer as of the Effective Date. Schedule 1.4 is a true and complete list of the Adjustments known to Seller and indicates the aggregate adjustment to be made to the Purchase Price in respect of the Adjustments. All prorations shall be made, and the Purchase Price shall be adjusted accordingly, insofar as feasible on the Effective Date. In the event that Seller or Buyer shall receive bills after the Effective Date for expenses incurred prior to the Effective Date that were not prorated in accordance with this Section 1.4, then Seller or Buyer, as the case may be, shall promptly notify the other party as to the amount of the expense subject to proration and the responsible party shall pay its portion of such expense without interest (or, in the event such expense has been paid on behalf of the responsible party, reimburse the other party for its portion of such expense without interest).

1.5

Net-Working Capital.

(a)

Closing Working Capital Schedule. The Parties shall agree prior to the Effective Date, on a “Closing Working Capital Schedule” (attached as Schedule 1.5(a)) setting forth (i) calculations of such current assets and current liabilities of the Business as of the Effective Date, and (ii) the working capital (the “Working Capital”) as of such date. The Closing Working Capital Schedule shall be prepared, and the current assets and current liabilities must be calculated. As used in this Agreement, “Working Capital” shall mean the total current assets (excluding cash on hand, cash in banks and any accounts receivable outstanding 90 or more days from the date of invoice) included in the assets of the Company less the Company’s accounts payable, accrued payroll, accrued workers’ compensation expense and other accrued expenses incurred in the ordinary course of business (“Accrued Expenses”), each calculated as of the Effective Date.

Allocation of Purchase Price.

The Purchase Price paid under this Agreement shall be allocated as set forth in Schedule 1.6.

ARTICLE 2.

CLOSING

2.1

Time and Place of Closing.

Upon the terms and conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Midwest Bank located at 1545 Ellinwood, Des Plaines, Illinois 60016, at 11:00 a.m. local time on such date when all Consents (or other approval of any Government Entity under Section 3.5) from the jurisdictions listed in Exhibit A have been obtained by the Company, and delivered to Buyer, or at such other place and at such other time as the parties may mutually agree in writing. The consummation of the transactions contemplated by this Agreement will be deemed to take place at the close of business on the date on which the Closing actually occurs, and such date will be referred to as the “Closing Date” in this Agreement. The Closing Date shall be in no less than 6 months of the Effective Date.

2.2

Deliveries by the Members and the Company.

At the Effective Date, the Members and the Company will deliver (or cause to be delivered) the following to Buyer:

(a)

Certificates or other indicia of ownership representing all of the outstanding Membership Interests of the Company and the Members, with duly executed transfer documents, or the Company’s Operating Agreement in which the outstanding Membership Interests of the Company are listed and all documents or instruments necessary for the sale, conveyance, assignment, transfer and delivery of the Membership Interests to Buyer.

(b)

the resignations of all the officers, managers, and fiduciaries of the Company;

(c)

possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of the Seller or any Affiliate (as defined herein) of the Seller pertaining to the Company (collectively, the “Records”); provided, however, that the Seller may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that the Seller is reasonably likely to need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Seller will be required in connection with the performance of its obligations under Article 3 hereof;

(d)

evidence satisfactory to Buyer that Buyer’s designees shall be the only authorized signatories with respect to the Company’s various accounts, credit lines, safe deposit boxes or vaults set forth or required to be set forth in Schedule 3.25;

(e)

a copy of an Escrow Agreement, in substantially the form attached hereto as Exhibit B, by and among Hand & Hand (the “Escrow Agent”), Buyer and the Seller’s Representative (the “Escrow Agreement”), duly executed by the Seller’s Representative;

(f)

certified copies of the Articles of Organization or other applicable charter documents and certificates of good standing for the Company from the appropriate official of the jurisdiction of the Company’s formation and certificates of good standing and tax good standing from the appropriate official of each other jurisdiction in which the Company is qualified to do business, which certificates are dated within a reasonable period prior to the Closing Date;

(g)

a certificate of the Managing Member(s) of the Company certifying that attached thereto are true and complete copies of (i) the Company’s Articles of Organization, as amended through and in effect on the Closing Date, and (ii) the Company’s Operating Agreement, as amended through and in effect on the Closing Date;

(h)

A Certificate of the Managing Member(s) of the Company certifying (i) that attached thereto is a true and complete copy of joint resolutions of the Company’s Managers or Board of Directors (as applicable) and the Members authorizing the execution, delivery and performance of this Agreement and the related Agreements to which the Company is a party (the “Company Related Agreements”) and consummation of the transactions contemplated by this Agreement and the Company Related Agreements and (ii) the incumbency of the managing members(s) and/or officers of the Company executing this Agreement and the Company Related Agreements on behalf of such Company;

(i)

a certificate of the Managing Member(s) of the Company and the Members as to compliance with the conditions to Closing as contemplated by Section 7.2;

(j)

the payoff letters and other documents contemplated to be delivered pursuant Section 1.3(b);

(k)

the books and records of the Company;

(1)

a non-foreign person affidavit from the Company and the Members, dated as of the Effective Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code §1445 stating that each such signing party is not a “Foreign Person” as defined in Code § 1445; and

(m)

all other documents, instruments and writings required or contemplated to be delivered by the company, the Members or Seller’s Representative at the Effective date, including the Management Agreement.

At the Closing, the Members and the Company will deliver (or cause to be delivered) the following:

(a)

all Consents (or other approval of any Government Entity under Section 3.5);

(b)

the legal opinion of counsel to the Company and the Members, dated as of the Closing Date, addressed to Buyer and in a form acceptable to Buyer, stating without limitation that all Consents (and other approval of any Government Entity) have been obtained, and that the Company may operate in all of the jurisdictions set forth in Schedule 3.1 after the Closing Date; and

(c)

all other documents, instruments and writings required or contemplated to be delivered by the Company, the Members or the Seller’s Representative at or prior to the Closing pursuant to this Agreement.

0

2.3

Deliveries by Buyer.

At the Effective Date, Buyer will deliver (or cause to be delivered) the following to the Members, the Company, the Seller’s Representative or the Escrow Agent, as applicable:

(a)

the Escrow Amount to the Escrow Agent in the manner described in Section 1.2(a)(i);

(b)

A copy of the Escrow Agreement, duly executed by Buyer;

(c)

A certificate of good standing from the appropriate official of the jurisdiction of Buyer’s formation, dated within a reasonable period prior to the Closing Date;

(d)

A certificate of the Secretary of Buyer, certifying that attached thereto are true and complete copies of resolutions of the Buyer’s Board of Directors or Managers as applicable, authorizing the execution, delivery and performance of this Agreement and the related Agreements to which Buyer is a party (the “Buyer Related Agreements”) and consummation of the transactions contemplated by this Agreement and the Buyer Related Agreements, and certifying as to the incumbency of the officer(s) of Buyer executing this Agreement and the Buyer Related Agreements on behalf of Buyer;

(e)

A certificate of an officer of Buyer as to compliance with the conditions to Closing as contemplated by Section 8.2; and

(f)

All other documents, instruments and writings required or contemplated to be delivered by Buyer at or prior to the Effective Date pursuant to this Agreement, including the Management Agreement.

(g)

The sum of $1,750,000.00 to be disbursed as set forth in Section 1.2(a).

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

AND THE MEMBERS

The Company and the Members hereby, jointly and severally, represent and warrant to Buyer that all of the statements contained in this Article 3 are correct and complete as of the Effective Date, and hereby covenant that all such statements will be correct and complete as of the Closing Date (as though made as of the Closing Date and as though the Closing Date were substituted for the Effective Date throughout such statements except to the extent that representations and warranties were made as of a specified date and except to the extent the acts or omissions of the Buyer under the Management Agreement cause the facts upon which the statements are based to change during the period from the Effective Date to the Closing Date). As used in this Agreement, “to the Members’ knowledge” or any similar phrase means the knowledge that either of the Members or any officer, manager, or director of the Company reasonably should have obtained upon diligent investigation and inquiry into the matter in question.

3.1

Corporate Organization; Power.

The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Michigan. The Company has all requisite company power and authority to conduct the Business as it is now being conducted and to own, lease and operate its property and assets as now owned, leased and operated. The Company is duly qualified to do business and in good standing as a foreign company in each jurisdiction where the nature of its activities or character of the properties owned, leased or operated by such Company requires such qualification, except where the failure to be so qualified and in good standing is not reasonably likely to have a material adverse effect on the business, financial condition, assets, properties or results of operations of the Company taken as a whole (a “Material Adverse Effect”). The jurisdictions where the Company is so qualified and in good standing are listed on Schedule 3.1.  Schedule 3.1 shall also set forth in both dollar and relative percentage amounts (rounded to the nearest 1/100th of one per cent (e.g.. 10.25%)) the Company revenue derived from each jurisdiction. The five jurisdictions with the highest relative Company revenue shall be referred to as the “Top 5 Jurisdictions.” The calculations set forth on Schedule 3.1 shall be based on average daily collected funds over the prior three (3) complete calendar months immediately preceding the Effective Date.

3.2

Capita1ization.

Schedule 3.2 describes all of the issued and outstanding Membership Interests of the Company. All of the Membership Interests are owned beneficially and of record by the Members. All of the Membership Interests have been duly authorized and validly issued and are fully paid and nonassessable. Other than the Membership Interests, there arc no outstanding (a) membership interest or other equity or ownership interests or equity securities in the Company; (b) securities convertible into or exchangeable for Membership Interests in the Company; (c) options, warrants or other rights to purchase or subscribe for Membership Interests in the Company; (d) contracts, understandings or arrangements relating to the issuance of or obligating or the Company to issue Membership Interests in the Company or any securities convertible into or exchangeable for any of the same; or (e) membership interest appreciation, phantom membership interest or similar rights with respect to the Company. In issuing the Membership Interests, the Company has complied with all applicable federal and state securities laws. There are no third parties holding any voting rights in the Company.

3.3

Subsidiaries.

Except as set forth on Schedule 3.3, Company does not have, and never has had, any Ownership Interests, shares of stock, or other such indicia of ownership in any other business entity other than the Company.

3.4

Authority Relative to this Agreement.

The Company has all requisite company power and authority to execute and deliver this Agreement and the Company Related Agreements and to consummate the transactions contemplated by this Agreement and the Company Related Agreements. The execution, delivery and performance of this Agreement and the Company Related Agreements by the Company have been duly authorized by all necessary company action. This Agreement and the Company Related Agreements have been (or, in the case of the Company Related Agreements to be entered into at or prior to Closing, will be) duly and validly executed and delivered by the Company and constitute the legal, valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

3.5

Consents and Approvals; No Violations.

Seller with the complete cooperation of Buyer has or will file all applications necessary to obtain any consent, waiver, approval, authorization or permit of, or filing with or notification to any Governmental Entity (defined below) for: 1) the transfer of any licenses and/or permits held by Seller to Buyer; and/or 2) to allow Buyer to operate the Business (each a “Consent”). Seller has filed all applications, including, but not limited to, the Section 214 Application-Domestic, the Section 214 Application-International, and the Anti-Slamming Waiver, with the Federal Communications Commission and any other appropriate Governmental Entities. Except as set forth in Schedule 3.5, neither the execution and delivery by the Company and the Members of this Agreement or the Company Related Agreements nor the performance by the Company and the Members of any of the terms hereof or thereof (including the consummation of the transactions contemplated hereby or thereby) nor the operation of the Business by Buyer under the Management Agreement subsequent to the Effective Date and subsequent to the Closing Date in substantially the same manner as presently conducted by the Company and the Members, will:

(a)

violate, conflict with, or result in a breach of any provision of the Articles of Organization or Operating Agreement of the Company;

(b)

require any Consent of, or filing with or notification to, any governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign (each a “Governmental Entity”), or any third party (including under any Obligation (as defined in subsection (c) below));

(c)

result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give use to any right of acceleration, termination or cancellation) under, any of the terms, conditions or provisions of any indenture, mortgage, note, bond, financing commitment, loan agreement, encumbrance, license, government registration, contract, lease, agreement or other instrument or obligation (each, an “Obligation”) to which the Company is a party or by which the Company or any of its properties or assets may be bound;

(d)

violate or contravene any order, writ, judgment, injunction, decree, law, statute, ordinance, rule or regulation of any Governmental Entity (each, a “Governmental Regulation” applicable to the Company; or

(e)

result in the creation or imposition of any Encumbrance upon or with respect to any of the properties or assets of or used by the Company.

3.6

Financial Statements.

The Company has previously delivered to Buyer true and complete copies of the financial statements of the Company current through December 10, 2007 (collectively, the “Financial Statements”); (the balance sheets included therein are referred to, collectively, as the “Most Recent Balance Sheet”). The Financial Statements fairly present, in all material respects, the financial condition and results of operations of the Company at and for the periods therein specified. The Financial Statements have not been prepared in accordance with GAAP. The Financial Statements are based on, and are in substantial agreement with, the Company’s books and records. A list of the financial statements provided to Buyer is contained in Schedule 3.6, and the Financial Statements are attached thereto.

3.7

No Undisclosed Liabilities.

Except for liabilities and obligations (a) reflected on the Most Recent Balance Sheet (b) incurred since the date thereof in the ordinary course of business consistent with past practice or (c) set forth in Schedule 3.7, the Company does not have any liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise).

3.8

Absence of Certain Changes.

Except as set forth on Schedule 3.8, since October 1, 2007, the Company has not (a) experienced or been subject to an event which had or would reasonably be expected to have a Material Adverse Effect, (b) sold, transferred, assigned, conveyed, leased, pledged, encumbered or otherwise disposed of any of its assets or properties, or any other material right, except for sales of inventory in the ordinary course of business, and sales or other disposals of obsolete or redundant assets in the ordinary course of business and consistent with past practice, (c) made any changes in its accounting policies, principles or practices or (d) operated other than in the ordinary course of business consistent with past practices or taken any action (or omitted to take any action) which, if such action had been taken (or omitted to be taken) after the Effective Date, would have required the prior written consent of Buyer under Section 6.1(b), except for the settlement of the litigation with American Farm Bureau, Inc. (First District Appellate Court Case No, 07-2729, and date of settlement agreement is December 19, 2007). and the borrowing of funds from Midwest Bank (pursuant to that certain loan agreement dated December 19, 2007 in the amount of 375,000.00) necessary to accomplish the same. Any loans or other financial obligations undertaken under this Section 3.8, shall be the sole responsibility of the Members, and shall not, be assumed by the Company or Buyer.

3.9

Contracts.

(a)

Schedule 3.9(a) sets forth a complete and correct list, and the Company has provided Buyer with complete and correct copies (including all amendments and extensions thereof) or, if oral, an accurate and complete description, of the following types of contracts, agreements, understandings or obligations to which the Company is a party or by which any of its properties or assets may be bound (the “Contracts”):

(i)

any Contract that cannot by its terms be terminated by the Company with 30 days’ or less notice without penalty or whose term continues beyond one year after the Effective Date;

(ii)

agreements which provide for aggregate future payments by or to the Company of $5,000 or more per contractor series of related contracts;

(iii)

real estate leases (including any subleases) whether as landlord, tenant, licensor or licensee;

(iv)

personal property leases which provide for aggregate annual payments of’ $10,000 or more per lease or series of related leases;

(v)

agreements with present employees of or consultants to the Company regarding employment severance, termination, retention, bonuses, compensation, deferred compensation, or benefits and similar agreements with former employees of or consultants to the Company to the extent there remain obligations to be performed thereunder;

(vi)

agreements limiting the ability of the Company to conduct the Business or to otherwise compete in any other business or limiting the ability of any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization, or local, state, or federal administrative or governmental entity (“Governmental Entity”) or any similar entity (a “Person”) to compete with the Business;

(vii)

agreements granting any Person an exclusive right (in a particular geographic area or otherwise) to perform services on behalf of a Company;

(viii)

joint venture, partnership or other similar agreements involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

(ix)

agreements providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

(x)

agreements providing for the license or use of Proprietary Rights (as defined in Section 3. 19(a)) (other than the license of software pursuant to standard commercial end user licenses);

(xi)

agreements between the Company and a Member or any Affiliate (as defined below) of a Member (each a “Related Party”);

(xii)

agreements regarding indebtedness for borrowed money (including guaranties of the obligations of others with respect thereto), capitalized lease obligations and similar arrangements, surety or performance bonds and letters of credit issued on behalf of the Company, and agreements under which a lien, security interest or similar encumbrance is imposed on any tangible or intangible property of the Company;

(xiii)

agreements under which the Company has advanced or loaned money to any of its managers, directors, officers or employees, other than the advancement of expenses in the ordinary course of business;

(xiv)

agreements that obligate the Company to act as a guarantor or surety, or to otherwise provide any credit support for, any Person;

(xv)

agreements involving the purchase of all or substantially all of the assets, business or Ownership Interests in any Person, other than the purchase of inventory, equipment, office furniture or supplies in the ordinary course of business, or involving the sale of any assets (including Ownership Interests in any Person) of the Company, other than the sale of inventory in the ordinary course of’ business, and any other agreements entered into with the applicable sellers or purchasers in connection with such transactions (collectively, “Acquisition or Divestiture Agreements”);

(xvi)

agreements where one of the primary purposes involves the indemnification by the Company of any Person against any type of liability;

(xvii)

agreements the performance of which by the Company is guaranteed by any other Person (including by any Related Party); and

(xviii)

agreements that do not meet any criteria described in (i) through (xvii) above but which will be material to the business of the Company.

“Affiliate” means (A) with respect to any entity, (I) any Person that, directly or indirectly, controls, is controlled by or is under common control with, such entity or (II) any director, officer, member, manager, partner or other owner of such entity, and (B) with respect to any individual, any member of the immediate family of such individual or any Person or trust controlled by or for the benefit of such individual and/or members of the immediate family of such individual. [The parties agree that Cost Plus Communications, LLC shall not be considered an Affiliate or a Related Party despite the members ownership of an interest in that company.]

(b)

Except as set forth in Schedule 3.9(b):

(i)

Each Contract is in full force and effect and is the valid and legally binding agreement of the Company and the other parties thereto. The Company and the other parties thereto, are not in breach or default, and no event has occurred or circumstances exist which (with or without due notice or lapse of time or both) could reasonably be expected to constitute a breach or default of, or permit termination, modification or acceleration under, any Contract. Each Contract that is a “nonqualified deferred compensation plan” under Section 409A(d) of the Code complies with the requirements of Sections 409A(a)(2), (3) and (4) of the Code and will not cause any deferred amounts to be treated as “additional transfer property” under Section 409A(b)(3) of the Code.

(ii)

There are no unresolved disputes (including any allegation of breach or default) with respect to the Contract and no party to a Contract has indicated that it intends either to modify such Contract in any material respect, cancel or terminate such Contract or to refuse to renew such Contract upon the expiration of the term thereof, whether as a result of the consummation of the transactions contemplated hereby or otherwise.

(c)

Except as set forth in Schedule 3.9(c), all obligations (including any contingent obligations) of the Company under any Acquisition or Divestiture Agreements have been satisfied in full (whether or not due), the Company has not made any claim for indemnification against any other Person pursuant to any Acquisition or Divestiture Agreements, nor is there a basis on which a claim for indemnification may be made under any Acquisition or Divestiture Agreements.

3.10

Compliance with Law.

Except as set forth in Schedule 3.10:

(a)

The Company has complied with all of any Governmental Entity or pursuant to any local, state or federal ordinance, law or regulation (“Governmental Regulation(s)”) applicable to them or to the conduct or operation of the Business;

(b)

The Members have no knowledge of the Company’s actual or alleged violation of, or failure to comply with, any Governmental Regulation;

(c)

The Company has all approvals, consents, licenses, permits, waiver and other authorizations issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Governmental Regulation (“Governmental Authorizations”) necessary to conduct the Business; and

(d)

Each such Governmental Authorization is valid and in full force and effect; the Company is and has been in compliance with the terms and requirements of such Governmental Authorizations; and the Members have no knowledge of any actual or alleged violation of or failure to comply with, any such Governmental Authorizations or any actual or proposed revocation, withdrawal, suspension, cancellation, termination, or material modification to, any such Governmental Authorization.

3.11

Litigation.

Except as set forth in Schedule 3.11:

(a)

There is no claim, action, suit, arbitration or other proceeding or investigation pending or, to the Members’ knowledge, threatened (collectively, a “Litigation Claim”), or any Litigation Claim brought within the past five (5) years against the Company;

(b)

The Company is not subject to any outstanding judgment, order, writ, injunction, award or decree; and

(c)

With regard to any Litigation Claim set forth on Schedule 3.11, a portion of the Purchase Price shall he deposited into escrow, in an amount which in the Buyer’s sole discretion is sufficient to pay any related settlement of the Litigation Claim. Such Litigation Claim escrow deposits shall be set forth in Schedule 3.11(c). Seller shall take all necessary actions to fully settle and resolve any Litigation Claims set forth on Schedule 3.11, including without limitation fulfilling all the conditions of any settlement agreement, paying any agreed settlement payments in full, and causing a dismissal with prejudice to be entered and filed in the appropriate jurisdiction where the Litigation Claim is or was pending.

3.12

Environmental Matters.

Except as set forth in Schedule 3.12;

(a)

The Company has provided to Buyer true and complete copies of all reports, studies, data, correspondence and other information in its possession or control related to the past or present environmental condition or compliance status of the Company, the Business, the Real Property (as defined in Section 3.17(a)) or any other’ real property formerly owned or occupied by the Company.

(b)

The activities of the Company have at all times complied with all Environmental Laws (as defined in Section 3.120), and, on or prior to the Closing Date, no Hazardous Materials (as defined in Section 3.120) have been used on, under, in, from or affecting the Real Property or the Business in any manner that violates or has violated any Environmental Law or may result in liability or obligation on the part of the Company under any Environmental Laws. There are no Hazardous Materials on, under, in or affecting the Real Property or any improvements thereon, which may result in liability or obligation on the part of the Company under any Environmental Law.

(c)

On or prior to the Closing Date, there has been no Release (as defined in Section 3.120), nor have Hazardous Materials been used, in a manner that is imposed, currently imposes or could impose any damage, cost, obligation, liability, claim, loss, or expense on the Buyer or the Company.

(d)

There are no, and never have been, underground storage tanks, asbestos containing materia1, landfills, surface impoundments, lagoons or waste storage, treatment or disposal areas located on or under the Real Property or any other real property formerly owned or occupied by the Company.

(e)

No notice, citation, summons or order has been issued to the Company, no complaint has been filed against the Company, no penalty has been assessed, and no investigation or review is pending or, to the Members’ knowledge, threatened by any Governmental Entity against the Company with respect to any alleged violation of any Environmental Law or any use, possession, generation, treatment, storage, recycling, transportation or disposal of Hazardous Materials at the Real Property or any other site by or on behalf of the Company in connection with the Business.

(f) The Company has not received from any Person any written request for information, notice of claim, demand or notification that it is or may be potentially responsible with respect to any investigation or cleanup of any Release at the Real Property or elsewhere,

(g)

None of the Real Property is listed or proposed for listing on the National Priority List or any similar state list of sites of environmental contamination.

(h) The Company has obtained all permits, licenses and other authorizations (“Permits”) under all applicable Environmental Laws necessary to operate the Business and, to the extent required by Environmental Laws, timely and complete application has been or will be made for renewal, extension, or reissuance of all such Permits on or prior to the Closing Date, and the Company does not have any information that would lead it to believe that any Permit may not be renewed, extended or reissued in due course without the imposition of cost or penalty.

(i)

The Company have not, either expressly or by operation of law, assumed or undertaken any liability of any other Person under any Environmental Law or otherwise relating to environmental matters.

(j)

“Environmental Laws” means all current federal, state and local laws, statutes, regulations, ordinances and codes relating to the protection of human health, the environment, worker safety and health, and/or regulating the use, storage, treatment, generation, transportation, processing, handling, production, removal or disposal of Hazardous Materials, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act. 42 U.S.C. §9601 et seq. (“CERCLA”), the Clean Air Act, 42 U.S.C. §401 et seq., the Clean Water Act, 33 U.S.C. §1251 et seq., the Hazardous Materials Transportation Act, 40 U.S.C. §1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., and the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., all as amended. “Hazardous Materials” means any flammable material, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based materials, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other conditions or substances defined or regulated under any Environmental Law. “Release” has the meaning given in CERCLA.

3.13

Taxes.

(a)

Except as set forth on Schedule 3.13, the Company has timely filed all returns, declarations, reports, forms, information returns and statements related to Taxes (as defined below) (collectively, “Returns”) required to be filed by it, and all such Returns are true, correct and complete in all material respects and were prepared and filed in accordance with all applicable Governmental Regulations in all material respects.  “Tax” or “Taxes” means any and all Accrued Taxes, taxes, assessments, contributions (including, but not limited to, those pay to the federal and state USF and/or the Universal Service Administration Company (USAC)) and charges imposed by any Governmental Entity (whether federal, state, local or foreign), including, without limitation, income, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest, penalties or additions to tax and or contribution imposed with respect thereto.

(b)

The Company has paid all Taxes due and payable (whether or not shown to be due on any Return). There are no liens, claims, security interests, restrictions, pledges, options, warrants, purchase rights, obligations or encumbrances of any kind (collectively, “Encumbrances”) on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable.

(c)

All Taxes that the Company is required to have withheld or collected have been duly withheld or collected and, to the extent required, have been paid to the appropriate taxing authority or other Governmental Entity, including, without limitation, all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, former employee, partner, independent contractor, creditor, member, affiliate, customer, supplier or other third party.

(d)

There have been no issues raised or adjustment proposed by any Governmental Entity (and, to the members’ knowledge, none is threatened or pending) in connection with any of the Returns filed by the Company. The Company has not received any notice from any Governmental Entity that any such Return is being audited or may be audited or examined.  Schedule 3.13(a) lists all United States federal, state, local and non-United States income tax Returns filed by or with respect to the Company for any taxable period ended on or after January 1, 2005, indicates those Returns that have been audited and indicates those Returns that currently are the subject of audit. The Company has delivered to Buyer correct and complete copies of all Returns filed by, and all examination reports and statements of deficiencies assessed against or agreed to by, such Company since January 1, 2005.

(e)

None of the assets of the Company (i) is stock of any corporation or other entity classified for federal income tax purposes as an association taxable as a corporation, (ii) is “tax exempt use property” within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) secures any debt, the interest on which is exempt from Tax under Section 103 of the Code.  The Company is not a party to any “safe harbor lease” that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any “long term contract” within the meaning of Section 460 of the Code.

(f)

No claim has ever been made by a Governmental Entity in a jurisdiction where a Company does not file a Return that the Company is or may he subject to taxation by that Governmental Entity or in that jurisdiction.

(g)

The Company does not own, and has never owned, an interest in any other corporation, partnership or other entity, including an entity the separate existence of which is disregarded for United States federal income tax purposes.

(h)

The Company has not paid any tax on behalf of the Members.

(i)

The Company is, and since its formation has been, taxed like a partnership under state and federal law, as applicable, and has made the proper “check the box” or other tax elections.

(j)

The Company is not a “foreign person” within the meaning of the Code.

3.14

Employee Matters.

(a)

Schedule 3.14(a) sets forth a list of all current employees of the Company (collectively, the “Listed Employees”) and their hourly rates of compensation or base salaries, as applicable, and the amount of any additional compensation (including bonuses) paid to the Listed Employees during the last twelve months. Except as set forth in Schedule 3.9(a), the Company does not have any written contract of employment or other employment, severance or similar agreement with any employees of the Company (“Employees”).

(b)

No unfair labor practice complaint against the Company is currently pending or has been brought during the past five years before the National Labor Relations Board or any other Governmental Entity.  No labor strike, material dispute by the Employees as a group, slowdown or stoppage is pending or, to the Members’ knowledge, threatened against the Company, and no such strike, dispute, slowdown or stoppage has occurred during the past five years. No labor union currently represents or has given the Company notice that it intends to organize the Employees.

(c)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in any payment becoming due from the Company to any of its managers, directors, officers or employees or to any other Person, (ii) increase any benefits otherwise payable under any contract, agreement, plan or arrangement between the Company and any of its managers, directors, officers or employees, or (iii) result in the acceleration of the time of payment or vesting of any benefits under any such contract, agreement, plan or arrangement.

3.15

Employee Benefit Plans; ERISA.

(a)

Schedule 3.15(a) lists all employee benefit plans covering any employees of the Company, including any “employee welfare benefit plan” and any “employee pension benefit plan” within the meaning of Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any profit sharing, deferred compensation, bonus, severance or incentive plan, agreement or arrangement with any current or former employee of or consultant to the Company (collectively, the “Benefit Arrangements”). Except as set forth on Schedule 3.15(a), for each Benefit Arrangement, the Company has provided Buyer true and complete copies of’ the following, as applicable: the plan document, any amendments to the plan document, the summary plan description, any summaries of material modifications, the most recent Internal Revenue Service favorable determination letter or opinion letter, the Form 5500 Annual Report with all attachments for the last three plan years, any trust agreement, any insurance contract, and any other written funding arrangement.

(b)

The Company and any entity, trade or business that is a member of a group described in Sections 414(b), (c) or (m) of the Code, or that is a member of the same ‘controlled group” with such Company pursuant to Section 400l(a)(14) of ERISA, does not have and has not had any obligation to contribute to, or any liability arising directly or indirectly under or with respect to, any multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA. There is no lien pursuant to Section 4068 of ERISA or pursuant to Section 412(n) of the Code in favor of, or enforceable by, the Pension Benefit Guaranty Corporation with respect to any of the assets or property of the Company.

(c)

Except as set forth on Schedule 3.15(a), each Benefit Arrangement has been operated and administered in all material respects in accordance with its terms, ERISA (if applicable), the applicable provisions of the Code and all other applicable Governmental Regulations. No prohibited transaction, as set forth in Section 406 of ERISA or Section 4975 of the Code, has occurred and is continuing with respect to any Benefit Arrangement.

(d)

Each Benefit Arrangement which is intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter from, or is subject to a current opinion letter issued by, the internal Revenue Service, and the Members have no knowledge of any circumstances likely to result in revocation of any such favorable determination letter or opinion letter.

(e)

All “group health plans” (within the meaning of Section 5000(b)(l) of the Code) of the Company have been operated in all material respects in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and the group health plan portability, access and renewability requirements of Section 4980D of the Code and Title I, Subtitle B, Part 7 of ERISA, and all corresponding and similar state laws applicable to the continuation, portability, access and renewability of group health plan benefits.

3.16

Title to Properties.

The Company (and not the Members) has good, valid and marketable title to any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Company, and all of its assets (including those assets reflected in the Most Recent Balance Sheet, but excluding any such assets that have been sold or otherwise disposed since the date of the Most Recent Balance Sheet in the ordinary course of business consistent with past practice) and valid leasehold estates in the assets eased by it (collectively, the “Properties”), in each case are free and clear of all Encumbrances, except for any Encumbrances listed in Schedule 3.16. Without limiting the generality of the preceding sentence, none of the Properties are owned by Cost Plus Communications, LLC (“Cost Plus”) or subject to a claim for ownership or possession by Cost Plus or any other third party.

3.17

Real Property.

(a)

The Company does not currently own, and has never owned, any real property.

(b)

Other than the leases, licenses or similar agreements relating to the Company’s use or occupancy of real estate owned by a third party (the “Leases”) listed on Schedule 3.9(a), the Company does not use or occupy any real property’ (the “Leased Premises”). No other Person has any right to use or occupy, or is using or occupying, any portion of the Real Property. The Company has not used or occupied any real property during the past three (3) years other than the Real Property.

(c)

True and correct copies of the Leases have previously been furnished to Buyer, in each case setting forth (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address and legal description of each property covered thereby the Leased Premises. The Leases and all guaranties with respect thereto, are in full force and effect and have not been amended in writing or otherwise, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. Neither the Company nor its agents or employees have received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment.

(d)

The Company has not received any notice concerning and are not aware of any (i) special Tax or other assessment to be levied against any of the Real Property, (ii) change in the Tax assessment of any of the Real Property, (iii) proceeding or governmental action to modify the zoning classification of, condemn or take by power of eminent domain (or purchase in lieu thereof), or classify as a landmark or otherwise take or restrict the use of in any material way the right to use, develop or alter any of the Real Property.

(e)

With respect to each Leased Premises, as applicable: (i) a valid leasehold interest in the Leased Premises, free and clear of any Liens, encumbrances, covenants and easements or title defects that have had or could have an adverse effect on the Company’s use and occupancy of the Leased Premises; (ii) the portions of the buildings located on the Leased Premises that are used in the business of the Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company’s current and reasonably anticipated normal business activities as conducted thereon and, to the actual knowledge of James Grabowski and Casimir Wojciechowski or any of the other directors, officers or managerial personnel of the Company with respect to the matter in question, and such knowledge as James Grabowski and Casimir Wojciechowski or any of the other directors, officers or managerial personnel of the Company reasonably should have obtained upon diligent investigation and inquiry into the matter in question (the “Knowledge of the Company”), there is no latent material defect in the improvements on any Leased Premises, structural elements thereof, the mechanical systems (including, without limitation, all heating, ventilating, air conditioning, plumbing, electrical, utility and sprinkler systems) therein, the utility system servicing each Leased Premises and the roofs which have not been disclosed to Buyer in writing prior to the Effective Date; (iii) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current transportation requirements of the business presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are necessary and sufficient to satisfy the current normal business activities conducted at such parcel; and (iv) the Company has not received notice of (a) any condemnation, eminent domain or similar proceeding affecting any portion of the Leased Premises or any access thereto, and, to the Knowledge of the Company, no such proceedings are contemplated, (b) any special assessment or pending improvement liens to he made by any governmental authority which may affect any of the Leased Premises, or (c) any violations of building codes and/or zoning ordinances or other governmental regulations including the Americans With Disabilities Act of 1990, as amended, with respect to the Leased Premises.

3.18

Equipment and Other Tangible Property.

The Company’s equipment, furniture, machinery, vehicles, structures, fixtures and other tangible property included in the Properties (the “Tangible Company Properties”), other than inventory, is suitable for the purposes for which intended and in good operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such Tangible Company Properties as shall have been taken out of service on a temporary basis for repairs or replacement consistent with the Company’s prior practices and normal industry standards. To the Knowledge of the Company, the Tangible Company Properties are free of any structural or engineering defects, and during the past five years there has not been any significant interruption of the Company’s business due to inadequate maintenance or obsolescence of the Tangible Company Properties.  A list of the Tangible Company Properties was previously provided to the Buyer and is herein attached as Schedule 3.18.

3.19

Proprietary Rights.

(a)

Set forth on Schedule 3.19(a) is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used, licensed or controlled by the Company and all goodwill associated therewith. The Company owns or has the right to use and shall as of the Closing Date own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are necessary or customarily used by the Company for the ownership, management or operation of its Properties (“Proprietary Rights”). All registered or applications to register Proprietary Rights and all unregistered trademarks and trade names owned by the Company or used in the Business include, but not limited to, the Proprietary Rights listed on Schedule 3.19(a). The Proprietary Rights are sufficient and include all intellectual property rights necessary for the Company to lawfully conduct its business as presently being conducted.

(b)

The Company has not operated under any other legal name or trade name during the past ten (10) years other than the current legal names of the Company as shown on its charter and those trade names listed on Schedule 3.19(b).

(c)

The Company is the sole and exclusive owner of all right, title and interest in and to all of the Proprietary Rights, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the Intangible Rights of others.  No royalties, honorariums or fees are payable by the Company to any person by reason of the ownership or use of any of the Proprietary Rights.

(d)

No interest in any of the Company’s Intangible Rights has been assigned, transferred, licensed or sublicensed by the Company to any person other than the Buyer pursuant to this Agreement.

(e)

The Company has not interfered with, infringed upon or misappropriated the proprietary rights of any other Person or constituted unfair competition, and the Company has not received notice from any Person alleging such interference, infringement, misappropriation or act of unfair competition.

(f)

To the Members’ knowledge, no Person is interfering with, infringing upon or misappropriating the Proprietary Rights, and the Company has not notified any Person that they believe that such Person is interfering with, infringing upon or misappropriating the Proprietary Rights or engaging in unfair competition or has done any of the foregoing.

(g)

To the extent any of the Intangible Rights constitutes proprietary or confidential information; the Company has adequately safeguarded such information from disclosure.

(h)

All of the Company’s current Intangible Rights will remain in full force and effect following the Closing without alteration or impairment.

3.20

Suppliers and Customers.

(a)

Schedule 3.20(a) sets forth a complete list of the top 20 suppliers (based on dollar volume of purchases (other than purchases of equipment)) to the Company for the one year period ended October 31, 2007 (each a “Material Supplier”).

(b)

No Material Supplier has (i) permanently or indefinitely stopped, or given the Company reason to believe that it intends to stop, trading with or supplying to the Company; (ii) reduced, or give the Company reason to believe that it intends to reduce, its trading with or provision of supplies to the Company; or (iii) changed, or given either reason to believe that it intends to change, the terms on which it is prepared to trade with or supply to the Company.

3.21

Accounts Receivable; Accounts Payable.

(a)

Schedule 3.21(a) contains a complete detailed aging of the accounts receivable of the Company as reflected in the Most Recent Balance Sheet. The receivables classified as accounts receivable on the Most Recent Balance Sheet and the receivables of the Company which have arisen since the date of the Most Recent Balance Sheet (collectively, the Receivables”) (a) represent valid obligations arising from sales actually made or services actually performed by the Company, (b) have arisen in the ordinary course of business and (c) are not subject to any counterclaims, setoffs or disputes or believed to be otherwise uncollectible, subject to the reserves set forth in the Most Recent Balance Sheet. Since the date of the Most Recent Balance Sheet, the Company has not cancelled or agreed to cancel, in whole or in part, any of the Receivables.

(b)

Schedule 3.21(b) contains a complete detailed aging of the accounts payable of the Company as reflected in the Most Recent Balance Sheet. The payables classified as accounts payable on the Most Recent Balance Sheet and the payables of the Company which have arisen since the date of the Most Recent Balance Sheet (collectively, the “Payables”) (a) represent valid payment obligations arising from obligations actually incurred by the Company, (b) have arisen in the ordinary course of business and (c) are not subject to any counterclaims, setoffs or disputes or believed to be otherwise uncollectible. Since the date of the Most Recent Balance Sheet, the Company has not cancelled or agreed to cancel, in whole or in part, any of the Payables.  In the event that the Company pays any Payable after the date of the Most Recent Balance Sheet but prior to the Effective Date, then Buyer will reimburse the Members after the Effective Date, upon presentation in writing of proof of such payment of any Payable. Any payables of the Company not listed on Schedule 3.21(b) shall be deemed Closing Indebtedness.

3.22

Related Party Transactions.

Except as set forth in Schedule 3.22, (a) there are no, and have never been, any contracts, agreements, obligations or transactions between or involving the Company, on the one hand, and a Related Party, on the other hand, (b) the Company does not have any indebtedness (including guaranties thereof) outstanding, in favor of, or owing to, any Related Party, and (c) no Related Party has any ownership or other interest in any property used by the Company.

3.23

Insurance.

(a)

Schedule 3.23(a) contains a complete list of all insurance policies currently in effect which are presently owned or held by the Company insuring the products, Properties, assets, business and operations thereof and the Company’s potential liabilities to third parties. A true and complete copy of each of such policies has been provided to Buyer.

(b)

All pending claims and all claims made during the past five years, under such policies are listed in Schedule 3.23(b).  All premiums due through the date hereof have been paid, and no notice of cancellation or termination or intent to cancel has been received by the Company with respect to any such policy. The Company is not in default under any such insurance policies. There are no facts or circumstances which exist that might relieve any insurer under such insurance policies of its obligations to satisfy in full claims thereunder.

3.24

Brokers and Finders.

Except as set forth on Schedule 3.24, no Company and no Member has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with any of the transactions contemplated by this Agreement.

3.25

Banks.

Schedule 3.25 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which the Company has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of the Company in matters concerning any of its business or affairs.  Except as otherwise set forth in Schedule 3.25, no such proxies, powers of attorney or other like instruments are irrevocable.

3.26

Absence of Certain Business Practices.

Neither the Company, Members nor any other Affiliate or agent of the Company, or any other person acting on behalf of or associated with the Company, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier; or (b) directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, any official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction), in each case which (i) may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the assets, business, operations or prospects of the Company, or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Company.  Excluded from the foregoing are any promotional activities with the State Farm Bureaus.

3.27

Inventory.

(a)

All inventory of the Company (whether raw materials, work-in-process or finished goods) of the Business consists of a quality usable and salable in the ordinary course of the Business.

(b) Schedule 3.27 sets forth a true and complete list of Seller’s inventory at December 1, 2007.

3.28

Completeness of Disclosure.

No representation, warranty or information furnished in writing by the Company to Buyer pursuant to this Agreement (including, without limitation, information contained in any exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by the Members and/or the Company at or prior to the Closing) is, or at the Closing will be, false or misleading in any material respect, or contains, or at the Closing will contain, any misstatement of material fact, or omits, or at the Closing will omit, to state any material fact required to be stated in order to make the statements therein not misleading.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Each Member hereby represents and warrants to Buyer that all of the statements contained in this Article 4 are correct and complete as of the Effective Date, and hereby covenant that all such statements will be correct and complete as of the Closing Date (as though made as of the Closing Data and us though the Closing Date were substituted for the Effective Date throughout such statements except to the extent that representations and warranties were made as of a specified date), with the exception of any material changes caused by the acts or omissions of Buyer under the Management Agreement after the Effective Date.

4.1

Capacity.

Such Member has the legal capacity to execute and deliver this Agreement and the related agreements to which such Member is a party (the “Member Related Agreements”) and to perform his obligations hereunder and thereunder. This Agreement and the Member Related Agreements have been (or, in the case of the Member Related Agreements to be entered into at or prior to Closing, will be) duly and validly executed and delivered by such Member and constitute legal, valid and binding agreements of such Member, enforceable against such Member in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding at law in equity).

4.2

Consents and Approvals; No Violations.

Neither the execution and delivery of this Agreement or the Member Related Agreements by such Member, nor the performance by such Member of any of the terms hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby, will:

(a)

require any Consent of any Governmental Entity or any third party, except for those contemplated by the parties in connection with any necessary regulatory approvals;

(b)

result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of acceleration, termination or cancellation under, any of the terms, conditions or provisions of any Obligation to which such Member is a party or by which such Member or any of such Member’s property or assets may be bound; or

(c)

violate any Governmental Regulation applicable to such Member.

4.3

Membership interest.

Each Member owns good and marketable title to the Membership interest purported to be owned by him, free and clear of all Encumbrances. Such Member is not a party to any option, warrant, purchase right or other contract or commitment that could (including upon the occurrence of any contingency or event) require such Member to sell, transfer or otherwise dispose of any of such Member’s Membership Interest or any interest therein. Each Member is not a party to any voting trust, proxy or other agreement or understanding with respect to such Member’s ownership, voting or transfer of, or otherwise relating to, the Membership Interest owned by such Member Each Member has complied with all applicable federal and state securities laws.

4.4

Litigation.

There is no claim, suit, litigation, or action pending or, to the knowledge of such Member, threatened, against or involving such Member by or before any court or other Governmental Entity which would reasonably be expected, if determined in a manner adverse to such Member, to prevent or delay the consummation of the transactions contemplated by this Agreement.

4.5

Completeness of Disclosure.

No representation, warranty or information furnished by the Members in writing to Buyer pursuant to this Agreement (including, without limitation, information contained in any exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by the Members and/or the Company at or prior to the Closing) is, or at the Closing will be, false or misleading in any material respect, or contains, or at the Closing will contain, any misstatement of material fact, or omits, or at the Closing will omit, to state any material fact required to be stated in order to make the statements therein no misleading.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company and the Members that all of the statements contained in this Article 5 are correct and complete as of the Effective Date, and hereby covenants that all such statements will be correct and complete as of the Closing Date (as though made as of the Closing Date and as though theClosing Date were substituted for the Effective Date throughout such statements except to the extent that representations and warranties were made as of a specified date).

5.1

Corporation; Power.

Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets as now owned, leased and operated.

5.2

Authority Relative to this Agreement.

Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Buyer Related Agreements and to consummate the transactions contemplated by this Agreement and the Buyer Related Agreements. The execution, delivery and performance of this Agreement and the Buyer Related Agreements by Buyer have been duly authorized by all necessary corporate action. This Agreement and the Buyer Related Agreements have been duly and validly executed and delivered by Buyer and constitute legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors rights generally and by general equitable principles (regardless of whether considered in a proceeding at law or in equity). Buyer represents that it is not insolvent and that the acquisition of the Membership Interests will not cause it or the Company to become insolvent.

5.3

Consents and Approvals No Violations.

Neither the execution and delivery by Buyer of this Agreement, nor the performance by Buyer of any of the terms of this Agreement or any of the Buyer Related Agreements, nor the consummation by Buyer of any of the transactions contemplated by this Agreement or any of the Buyer Related Agreements, will:

(a)

violate any provision of the Articles of Incorporation or Bylaws of Buyer:

(b)

require any Consent of any Governmental Entity or any third party except as set forth in Schedule 3.5;

(c)

result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of acceleration, termination or cancellation) under, any of the terms, conditions or provisions of any Obligation to which Buyer is a party or by which Buyer or any of its property or assets may be bound; or

(d)

violate any Governmental Regulation applicable to Buyer.

5.4

Compliance with Securities Laws.

(a)

Purchase for Own Account for Investment. Buyer is purchasing the Membership Interests for Buyer’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Membership Interests within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). Buyer has no present intention of selling or otherwise disposing of all or any portion of the Membership Interests and no one other than Buyer has any beneficial ownership of any of the Membership Interests.

(b)

Access to information.  Buyer has had access to all information regarding the Company and its present and prospective business, assets, liabilities, and financial condition that Buyer reasonably considers important in making the decision to acquire the Membership Interests, and Buyer has had ample opportunity to ask questions of the Company’s representatives concerning such matters.

(c)

Understanding of Risks. Buyer is fully aware of: (i) the highly speculative nature of the Membership interests: (ii) the financial hazards involved; (iii) the lack of liquidity of the Membership Interests and the restrictions on transferability of the Membership Interests (e.g. that Buyer may not be able to sell or dispose of the Membership Interests or use them as collateral for loans): (iv) the qualifications and backgrounds of the Company’s management to-date; and (v) the tax consequences of acquiring the Membership Interests.

(d)

Buyer’s Qualifications. By reason of the business or financial experience of Buyer’s officers, directors, and decision makers, Buyer is capable of evaluating the merits and risks of this purchase, has the ability to protect Buyer’s own interests in this transaction and is financially capable of bearing a total loss of the Membership Interests.

(e)

Compliance with Securities Laws.  Buyer through its officers, directors, and decision makers understands and acknowledges that, in reliance upon the representations and warranties made by Buyer herein, the Membership Interests are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act or being qualified under the California Corporate Securities Law of 1968, as amended (the “Law”) but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and the Law or other applicable state securities laws which impose certain restrictions on Buyers ability to transfer the Membership Interests.

ARTICLE 6.

COVENANTS OF THE PARTIES

6.1

Conduct of Business of the Company.

Except as expressly required or permitted by this Agreement, that certain management agreement signed concurrently with this Agreement (the “Management Agreement”) between Buyer and the Company which is attached herein in as Exhibit C, or as otherwise set forth on Schedule 6.1, unless the prior written consent of Buyer is obtained, during the period from the Effective Date to the Closing Date:

(a)

The Company will, and the Members will cause the Company to:

(i)

conduct their business and operations only in the ordinary course of business consistent with past practice;

(ii)

preserve intact their Properties, assets and business organization and goodwill;

(iii)

keep available the services of their officers and key employees:

(iv)

deal with all items of working capital in all respects only in the ordinary course of business consistent with past practice;

(v)

pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner;

(vi)

use reasonable efforts to keep all Contracts listed or required to be listed on Schedule 3.9(a) in full force and effect;

(vii)

maintain in force until the Closing Date insurance policies (subject to the provisions of Section 6.16) equivalent to those in effect on the date hereof;

(viii)

will use its best efforts to preserve the present relationships of the Company with persons having significant business relations therewith;

(b)

Except as set forth on Schedule 6.1, the Company will not take (or omit to take, where applicable), and the Members will not permit the Company to take (or to omit to take, where applicable) any of the following actions:

(i)

issue, sell or pledge, or authorize the issuance, sale or pledge of (A) additional membership interest or other equity securities, or securities convertible into or exchangeable for any such membership interest or other equity securities, or any rights, warrants or options to acquire any such membership interest, equity securities or other convertible or exchangeable securities, (B) any other securities in respect of, in lieu of, or in substitution for, any membership interest outstanding on the Effective Date;

(ii)

amend its Articles of Organization or Operating Agreement (or other applicable charter document(s)) as in effect on the date hereof;

(iii)

increase the compensation payable to, or to become payable to, or the benefits or prerequisites granted to or to be granted to any of its directors, officers or employees;

(iv)

enter into, terminate or amend any contract, agreement, understanding or obligation (A) covering the lease or sublease of real property or (B) which requires or contemplates that the Company pay, in the aggregate, in excess of $10,000;

(v)

organize any subsidiary or acquire any capital stock or membership interest of any Person or any equity, profits or ownership interest in any Person, or form a joint venture with any Person, or form a joint venture with any Person;

(vi)

sell, transfer, assign, convey, lease, ledge, encumber or otherwise dispose of its assets or properties, or any other material right, except for sales of inventory in the ordinary course of business, and sales or other disposals of obsolete or redundant assets in the ordinary course of business and consistent with past practice;

(vii)

(A) cancel any debts or affirmatively waive any claims or rights, except for cancellations made or waivers granted in the ordinary course of business which, in the aggregate, are not material and which are consistent with past practice, (B) settle any legal proceeding, whether or not in the ordinary course of business, or (C) settle or compromise any Tax proceeding;

(viii)

in any manner, modify, change or otherwise alter the fundamental nature of its business as presently conducted;

(ix)

make any changes in its accounting policies, principles or practices without disclosure in writing to Buyer;

(x)

enter into, authorize, or permit any transaction with any Related Party;

(xi)

split, combine, or reclassify any of its membership interests, pay any dividend or distribution on its membership interests or redeem or otherwise acquire any of its membership interests or other securities;

(xii)

incur any indebtedness, including obligations under leases (other than trade payables in the ordinary course of business and consistent with past practice), or assume, guarantee, or endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) the debt or obligations of any other Person;

(xiii)

make any loans, advances or capital contributions to, or investments in, any other Person;

(xiv)

enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance, retention or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, except as required by law or any Governmental Entity and disclosed in writing to Buyer;

(xv)

deviate in any material respect from making the capital expenditures contemplated by the capital expenditure projections provided to Buyer prior to the Effective Date at the times, in the amounts and for the purposes set forth therein;

(xvi)

pay its accounts payable or collect, its accounts receivable other than in the ordinary course of business consistent with past practice;

(xvii)

make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Return, enter into any closing agreement with respect to Taxes, scale any Tax claim or assessment, surrender any right to claim a Tax refund, or consent to the extension or waiver of the limitations period applicable to any Tax claim or assessment;

(xviii)

make any payment of Taxes except for such Taxes which are reasonably determined to be due or payable in accordance with applicable law:

(xix)

agree, whether or not in writing, to do any of the foregoing; or

(xx)

enter into any transaction or make any commitment which could result in any of the representations, warranties or covenants of the Company and/or the Members contained in this Agreement not being true and correct after the occurrence of such transaction or event.

6.2

Access to Information.

(a)

From the Effective Date, through and including the Closing Date, upon reasonable notice, the Company will (and the Members will cause the Company to) (i) give Buyer and Buyer’s lenders and their respective authorized representatives reasonable access to all of the Company’s personnel, books, records, offices and other facilities and properties, as well as to the Company’s tax and accounting advisors, (ii) permit Buyer and its lenders and their respective representatives to make such inspections of the foregoing as they may reasonably request and (iii) cause their respective officers to furnish Buyer and its lenders and their respective representatives with such financial and operating data and other information with regard to the Company’s business, operations and properties as they may from time to time reasonably request. Any such access will be provided, and all such inspections will be conducted, at reasonable times and in such a manner as not to interfere unreasonably with the operation of the Company’s business. All such information wilt be kept confidential by Buyer and not disclosed to any third party; prior to the Closing, except that Buyer may disclose such information to its directors, officers, employees, affiliates and advisors as reasonably required. Also during such period, the Company and the Members shall provide such reasonable and customary assistance as Buyer and its tenders and their respective representatives may reasonably request in connection with Buyer’s effort to arrange for and secure financing for the transactions contemplated by this Agreement, including, without limitation, facilitating customary lender due diligence, arranging for senior officers of the Company to meet with prospective lenders, negotiating with and obtaining from the Company’s landlords and lessors such landlord estoppel certificates, waivers and other consents as may be requested by Buyer’s lenders.

(b)

After the Closing, upon reasonable notice, Buyer will cooperate with the Seller’s Representative and will give or cause to be given to the Seller’s Representative and his representatives, reasonable access to representatives of Buyer and such information (including the right to make copies or extracts thereof) relating to the Business (including properties books, contracts, financial statements, tax returns, commitments, tiles and records) as is reasonably requested for the preparation or filing of any tax return, filing or report, financial statement or report, in connection with any response or submission to any taxing authority or which is otherwise reasonably requested. Any such access will be provided, and all such inspections will be conducted, at reasonable times and in such a manner as not to interfere unreasonably with the operations of the Business. In addition, after the Closing, upon the reasonable request of the Seller’s Representative, any access and information provided by Buyer to the Members, to the Seller’s Representative or any representative of the foregoing pursuant to this Section 6.2 or otherwise pursuant to this Agreement, may be conditioned upon the execution and delivery by the recipient of a confidentiality or nondisclosure agreement covering the same in form and substance reasonably satisfactory to Buyer.

6.3

Notification.

The Company and the Members will give prompt written notice to Buyer of any development causing, or which would reasonably be expected (including with due notice or the passage of time) to cause, a breach of or inaccuracy in any representations or warranties of any of such parties in this Agreement, including if such representations or warranties were given as of the time of such development. The Company and the Members will give prompt written notice to Buyer if any of them becomes aware of the breach of any covenant of the Company and the Members (or any of them) in this Agreement or the occurrence of any event that makes the satisfaction of any of the conditions to Closing set forth in this Agreement impossible or unlikely. No disclosure by a party pursuant to this Section 6.3, however, shall be deemed to amend or supplement the Schedules or Exhibits hereto or to prevent or cure any misrepresentation, breach or inaccuracy of any warranty or breach or default under any covenant.

6.4

Consents and Approvals.

The Company and the Members will use commercially reasonable efforts, and bear all related costs, to obtain, as promptly as practicable following the execution and delivery of this Agreement, all the Consents and any approvals required in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 3.3. No Closing shall occur under this Agreement unless and until the Consents (or other approval of any Government Entity under Section 3.5) have been obtained by the Company, and delivered to Buyer, if Buyer shall cooperate fully in the obtaining of all regulatory consents and approvals to the change of ownership and control of Company to Buyer.

6.5

Filings; Cooperation; Information; Benefit Plans.

Promptly after the execution of this Agreement each party will prepare and make (or cause to be prepared and made) all required filings, submissions and notifications under the laws of any domestic or foreign jurisdictions to the extent necessary to consummate the transactions contemplated by this Agreement. In those instances where joint filings are required the parties agree to cooperate and execute all necessary petitions. Subject to applicable laws and Governmental Regulations, each Party will promptly consult with the other parties with regard to, and provide to the other parties any necessary information and reasonable assistance, and copies of all filings, submissions and notifications made and other information supplied by such parties with or to any Governmental Entity in connection with this Agreement or any of the transactions contemplated by this Agreement. Each party will furnish to all Governmental Entities such necessary information and reasonable assistance as such Governmental Entities may reasonably request in connection with the foregoing. Each party will promptly furnish the other with any communication it receives from any Governmental Entity in connection with any filings made pursuant to this Section 6.5. To the extent requested by Buyer, the Company and the Members will cause the Company to continue to maintain the employee benefit programs currently in place through the Effective Date and will reasonably cooperate with Buyer to ensure that such employee benefit programs are available to employees of the Company thereafter to the fullest extent possible (including, if applicable, under “COBRA” coverage continuation rules).

6.6

Further Assurances.

Subject to its own conditions to its obligation to consummate the transactions under this Agreement, each party will use its reasonable best efforts to ensure that all conditions to the other party’s obligations to consummate the transactions contemplated by this Agreement have been satisfied (insofar as such matters are within such party’s control) and to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in a manner consistent with applicable law.

6.7

Exclusivity.

The Company and the Members will not, nor will they permit any of their respective Affiliates or such Affiliates’ respective officers, directors, employees, agents and representatives or anyone else acting for them or their Affiliates, directly or indirectly, to: (i) supply any third party or other Person with information which would reasonably be expected to lead to a Third Party Acquisition (as defined below) or to inquiries or proposals with respect thereto; (ii) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of related transactions with a third party or other Person (other than Buyer and its Affiliates) involving any recapitalization, restructuring, financing, merger, consolidation, sale or other business combination transaction or acquisition/divestiture transaction of or involving the Company or all or any significant part of the assets or equity or the business and properties of the Company, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or delay the acquisition of the Membership Interests by Buyer contemplated hereby (any transaction described in this clause (ii) is referred to as a “Third Party Acquisition”) or (iii) enter into any contract, agreement, arrangement or understanding with a third party or other Person that would have the effect of causing the Company or either Member to, or would otherwise delay, abandon or terminate the transactions contemplated hereby. The Company and the Members will promptly advise Buyer in writing of any inquiry, indication of interest or proposal with respect to, or that could reasonably be expected to lead to, a Third Party Acquisition or any request for nonpublic information relating to the Company (including the identity of the Person making or submitting such inquiry, indication of interest, proposal or request), and thereafter shall keep Buyer fully and promptly informed as to the status of and any developments with respect to any of the same.

6.8

Confidentiality.

From and after the Effective Date, the Company and the Members shall, and shall cause their respective Affiliates, agents, attorneys, accountants or other representatives (collectively, his/its/their “Representatives”) to keep confidential and not disclose without the prior written consent of Buyer or otherwise use any information of or regarding Buyer, its Subsidiaries and their respective businesses (including the Business), operations, assets, results of operations, plans and financial conditions (the “Information”). Each Member agrees that he shall be responsible for any breach of the confidentiality obligation set forth herein by his Representatives. The confidentiality obligations set forth in this Section 6.8 shall not apply to any Information which is or becomes generally available to the public through no fault of a Member or any Member’s Representatives or to information which a Member or a Member’s Representative is required to be disclosed under applicable law or judicial process. In addition, the parties recognize that such Information will have to be disclosed to Federal and State Regulatory Agencies in order to obtain any necessary approvals of change of ownership and control of the Company.

6.9

Covenant Not to Compete.

(a)

Subject to subsection (b) below, the Members will not, either alone or in conjunction with any other Person, directly or indirectly, for a period of three (3) years from the Closing Date:

(i)

within the Restricted Area (as defined below) and except as an employee of Buyer, own, manage, operate, consult with, provide financing to, or join, control or participate in the ownership, management, operation or control of, or the provision of financing to, any business (whether in corporate, proprietorship or partnership form or otherwise), if such business is competitive with the Business as currently conducted;

(ii)

engage, employ, solicit, or contact with a view to the engagement OF employment of, any Person who has been an employee, Officer or manager of or consultant to, Buyer or the Company in the twelve (12) months prior to the date such determination is made; or

(iii)

say anything which is harmful to the reputation of Buyer or the Business or which would be reasonably be expected to lead any Person to cease to deal with Buyer on substantially equivalent terms to those previously offered to the applicable Company or at all.

As used in this Agreement, “Restricted Area” means (a) all United States and territories and (b) anywhere the Buyer or its Affiliates conduct business from time to time.

(b)

Notwithstanding subsection (a) above, the Members may, directly or indirectly own securities of a corporation or other entity which engages in any business or manufactures or sells any products which compete in any way with the Business if such securities are listed for trading on a national or regional stock exchange or trade on the over-the-counter market as long as such Member does not own more than 1% of the issued and outstanding securities of any such corporation or other entity. [In addition the members are authorized to continue to own and operate Cost Plus Communications, LLC and any such ownership and operation shall not be .a violation of this Agreement.]

(c)

The parties specifically acknowledge and agree that the remedy at law for any breach of Section 6.8 or this Section 6.9 will be inadequate and that Buyer, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 6.9 should ever be deemed to exceed the restrictions permitted by applicable law, then the panics agree that such provisions shall be reformed to set forth the maximum restrictions permitted.

6.10

Emp1oyees.

(a)

The Company shall take all actions necessary or appropriate to cause each Plan or Benefit Program or Agreement in effect on the Effective Date to remain in full force and effect

(b)

The Company shall permit Buyer to contact and make arrangements with the Company’s employees for the purpose of assuring their continued employment by the Company after the Closing and for the purpose of ensuring the continuity of the Company’s business, and the Company agrees not to discourage any such employees from consulting with Buyer

(c)

The Company shall use its best efforts to keep available the services of its present employees through the Closing Date.

6.11

Transfer Taxes.

(a)

All stamp, transfer, documentary, sales, use, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated by this Agreement (“Transfer Taxes”), if any, will he paid by the Company and the Members. The Company and the Members will, at their expense, prepare and properly file true, complete and accurate Returns and other documentation with respect to Transfer Taxes on a timely basis. Buyer will cooperate with the Company and the Members in the preparation of such Returns.

(b)

The Company and the Members shall make any and all filings required to be relieved of (and to relieve Buyer from any sales, use, transfer, documentary, stamp, withholding or similar tax otherwise applicable to the contemplated transactions, including application for a bulk sales or other tax clearance certificate from any taxing or other governmental authority.

6.12

Tax Matters.

The Members and the Company shall hold the Buyer harmless from and against, without duplication, any loss, claim, liability, expense, or other damage attributable to (i) all Taxes (or the non-payment thereof) of the Company and the Members, (ii) all Taxes of any affiliated, combined, consolidated, unitary or other group for Tax purposes of which the Company (or any predecessor of the Company) is or was a member, including pursuant to Treasury Regulation §1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation, and (iii) any and all Taxes of any person imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule, or regulation.

6.13

Appointment of Seller’s Representative.

(a)

In order to efficiently administer the rights and obligations of the Company and the Members under this Agreement and otherwise with respect to the transactions contemplated hereby, the Company and the Members hereby designate James Grabowski as their representative and attorney-in-fact (the “Seller’s Representative”) to act for and on behalf of the Company and the Members under this Agreement and to serve in accordance with the terms of this Agreement.

(b)

The Company and the Members hereby authorize the Seller’s Representative (i) to make all decisions relating to the determination of Net Working Capital, (ii) to take all action necessary in connection with the waiver of any condition to the obligations of the Company and the Members to consummate the transactions contemplated hereby, (iii) to authorize and negotiate the defense or settlement of any claims for which the Company or the Members may be required to indemnify Buyer and its Representatives under this Agreement, (iv) to give and receive all notices under the Agreement pertaining to the Company or the Members, (v) to take any and all other action as is contemplated to be taken by or on behalf of the Company or any Member in connection with or otherwise by the terms of this Agreement or the transactions contemplated hereby, and (vi) to execute amendments to this Agreement as the Sellers Representative deems appropriate on behalf of and in the name of the Company and the Members.

(c)

If the Seller’s Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Casimir Wojciechowski shall replace him. In the event Casimir Wojciechowski dies, becomes unable to perform his responsibilities hereunder or resigns after being appointed to such position, the Company and the Members, or their successors, shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Seller’s Representative for all purposes of this Agreement.

(d)

All decisions and actions by the Sellers Representative, including, without limitation, any agreement between the Sellers Representative and Buyer, shall be binding upon the Company and the Members, and neither the Company nor Members shall have the right to object, dissent, protest or otherwise contest the same. Buyer shall be entitled to rely conclusively on the written instructions and written decisions of the Seller’s Representative.

6.14

Members’ Guaranty.

The Members hereby unconditionally and irrevocably guaranty (the ‘Guaranty”) the full and punctual performance of each and all of the covenants, obligations and duties of the Company under this Agreement, and under each and all of the Company Related Agreements, including without limitation the full and punctual payment of any sums due and payable by the Company to Buyer under Section 1.5, Article 10 or otherwise, together with any and all costs, expenses and fees, including court costs and reasonable legal and accounting fees and expenses which may be paid or incurred by Buyer in enforcing any of the obligations of the Company and any of Buyer’s rights, under this guaranty (collectively, the “Obligations”). The Members acknowledge that the Guaranty is a continuing guaranty and will remain in fill force and effect until the performance and payment in full of all of the Obligations.

6.15

Preferential Purchase Rights.

To the extent there are any parties entitled or who may become entitled to exercise preferential purchase or consent rights with respect to the transactions contemplated hereby, the company and the Members shall promptly use their best efforts to obtain the agreement in writing of such parties to waive or not exercise such rights, which request shall be in form reasonably satisfactory to and approved by Buyer.

6.16

Termination of Insurance Policies.

The Company shall take all actions necessary or appropriate to cause any and all insurance coverage currently carried by or for the benefit of the Company to remain in full force and effect; provided, however, that the Company shall cooperate with Buyer to cause termination as of the Closing Date of the insurance coverage identified in writing for this purpose by Buyer to the Company except employee health insurance, and the Company shall take all actions necessary to discharge any and all liabilities or obligations of the Company arising with respect to any such coverage that is to be terminated hereunder.

6.17

Casualty Loss.

If between the Effective Date and the Closing, any of the Properties of the Company shall be destroyed or damaged in whole or in part by fire, earthquake, flood, other casualty or any other cause, either the Buyer or the Seller may terminate this Agreement without liability.

ART1CLE 7.

CONDITIONS TO BUYER’S OBLIGATIONS

The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, or written waiver by Buyer, at or prior to the Closing, of each of the following conditions:

7.1

Representations and Warranties True.

The representations and warranties of the Company and the Members contained in this Agreement are true and correct as of the Effective Date and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except to the extent that representations and warranties were made as of a specified date (and as to such representations and warranties the same continue on the Closing Date to have been so true and correct as of such specified date), and except for any material changes caused by the Buyer operating under the Management Agreement after the Effective Date. For the purposes of determining the truthfulness and correctness of any representation or warranty of the Company and the Members under this Section 7.1, no effect shall be given to any update to the Schedules or Exhibits to this Agreement made between the Effective Date and the Closing Date or to an other information otherwise disclosed by such Parties to Buyer during such period.

7.2

Performance.

The Company and the Members have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Effective Date, and Buyer shall have received certificates duly executed by an officer of the Company and by the Members as to the satisfaction of the Closing conditions set forth in Section 7.1 and this Section 7.2.

7.3

No Injunction or Proceeding.

No Governmental Regulation (including any injunction or other court order) has been enacted, entered, promulgated or enforced which remains in effect and which prohibits, restricts or enjoins the consummation of the transactions contemplated by this Agreement; provided that, upon the reversal, lifting or other successful appeal or resolution of such Governmental Regulation, the condition set forth in this Section will be deemed fulfilled.

7.4

Receipt of Required Consents.

Seller shall use best efforts to obtain each of the Consents listed on Schedule 3.5. In the event that certain Consents have not been obtained prior to the Closing Date, Seller shall cooperate with and assist Buyer post-closing to obtain all Consents.

7.5

No Material Adverse Effect.

During the period from the Effective Date through the Closing Date, there shall not have occurred any Material Adverse Effect, nor shall there exist any state of facts or circumstances which could reasonably be expected (with or without the passage of time or the giving of notice) to result in a Material Adverse Effect, except as to those effects caused by the act or omissions of the Buyer operating the Company under the Management Agreement.

7.6

Financing.

Buyer shall have completed all of the financing documents it requires to consummate the transactions contemplated by this Agreement and other financing requirements of Buyer and the Business after the Closing. Buyer agrees that all financing arrangements shall be completed to its satisfaction on or before the Effective Date, or Seller shall have the right to terminate this Agreement, without liability, on written notice to Buyer. Seller agrees to and shall grant the financial institution providing to Buyer with financing for this transaction a lien over the Company’s assets and accounts receivables of the Company for the duration of the Management Agreement defined above.

7.7

Due Diligence.

Buyer shall have completed its due diligence review of the Company and the Business and Buyer shall be satisfied with the results of such due diligence review in its sole discretion.

7.8

Documents and Certificates.

The Company and the Members have furnished Buyer with such documents and certificates to evidence their compliance with the conditions set forth in this Article 7 as may be reasonably requested by Buyer, and Buyer shall have received the documents and other deliveries called for by Section 1.3(b) and Section 2.2, and elsewhere in this Agreement. Any waivers to any of the conditions set forth in this Article 7 shall be in writing

ARTICLE 8.

CONDITIONS TO THE COMPANY’S AND THE MEMBERS’ OBLIGATIONS

The obligations of the Company and the Members to consummate the transactions contemplated by this Agreement are subject to the fulfillment, or written waiver by the Seller’s Representative and the Members, at or prior to the Closing, of each of the following conditions:

8.1

Representations and Warranties True.

The representations and warranties of Buyer contained in this Agreement are true and correct in all material respects as of the Effective Date and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except to the extent that any such representations and warranties were made as of a specified date (and as to any such representations and warranties the same continue on the Closing Date to have bean so true and correct in all material respects as of such specified date) except to the extent that the failure of such representations and warranties to be true and correct could not reasonably be expected to have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated by this Agreement.

8.2

Performance

Buyer has performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing, and the Members or the Seller’s Representative shall have received a certificate duly executed by an officer of the Buyer as to the satisfaction of the Closing conditions set forth in Section 8.1 and this Section 82.

8.3

No Injunction or Proceeding.

No Governmental Regulation (including any injunction or other court order) has been enacted, entered, promulgated or enforced which remains in effect and which prohibits, restricts or enjoins the consummation of the transactions contemplated by this Agreement; provided, that upon the reversal, lifting or other successful appeal or resolution of such Governmental Regulation, the Closing condition set forth in this Section will he deemed fulfilled.

8.4

Documents and Certificates.

Buyer has furnished the Members or the Seller’s Representative with such documents and certificates of Buyer’s officers and others to evidence its compliance with the conditions set forth in this Article 8 as may be reasonably requested by the Members or the Seller’s Representative and the Members or the Seller’s Representative shall have received the documents and other deliveries called for by Section 2.3. Any waivers to any of the conditions set forth in this Section 8 shall be in writing.

ARTICLE 9.

TERMINATION

9.1

Termination.

This Agreement may be terminated at any time prior to the Closing:

(a)

by mutual written consent of the Seller’s Representative and Buyer;

(b)

(i) by the Seller’s Representative at. any time after January 16, 2007 (the ‘Deadline”) if, through no fault of, or breach of any representation, warranty or covenant by, the Company or the Members, the Closing has not occurred as of such date or (ii) by Buyer at any time after the Deadline if, through no fault of, or breach of any representation, warranty or covenant by, Buyer, the Closing has not occurred as of such date;

(c)

by the Seller’s Representative or Buyer, if any Governmental Entity has issued an order, decree, ruling or Governmental Regulation or taken other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling, Governmental Regulation or other action has become final and nonappealable;

(d) by Buyer, if there has been a violation or breach by the Company or the Members of any agreement, representation or warranty contained in this Agreement which (i) if capable of cure, has not been cured within 10 days of written notice by Buyer to the Seller’s Representative,

Insert page 38 here (ii) would give rise to a failure of a condition to the obligations of Buyer (as set forth in Article 7 above) and (iii) has not been waived by Buyer; or

(e)

by the Seller’s Representative, if there has been a violation or breach by Buyer of any agreement, representation or warranty contained in this Agreement, which (i) if capable of cure, has not been cured within ten (10) days of written notice by the Sellers Representative to Buyer, (ii) would give rise so a failure of a condition to the obligations of the Company and the Members (as set forth in Article 8 above) and (iii) has not been waived by the Seller’s Representative.

9.2

Procedure and Effect of Termination.

If this Agreement and the transactions contemplated by this Agreement are terminated pursuant to Section 9.1 above, written notice of such termination will forthwith be given to the other parties and this Agreement (other than Sections 11 .9 and 11.12, each of which will continue notwithstanding any such termination) will terminate, and the transactions contemplated by this Agreement will be abandoned, without further action by the parties. Each party’s right of termination hereunder is in addition to any other rights it may have hereunder or otherwise, and the exercise of a right of termination shall not be an election of remedies.

ARTICLE 10.

INDEMNIFICATION

10.1

Indemnification by the Company and the Members.

The Company and each Member will, jointly and severally, defend, indemnify and hold harmless Buyer and its Representatives from and against any actual losses, liabilities, damages, costs, claims, judgments and expenses, including reasonable attorneys’ fees, whether or not resulting from third-party claims (each, a “Loss” and collectively, the “Losses”) arising out of or resulting from:

(a)

any breach or inaccuracy in any representation or warranty given by the Company or the Members contained in this Agreement (disregarding, for the purposes of such determination, those materiality or knowledge qualifiers set forth therein);

(b)

any breach or nonperformance of any covenant or agreement of the Company or the Members contained in this Agreement or in any of the Company Related Agreements or the Member Related Agreements, including, without limitation, the covenants of the Members concerning the payment of Taxes set forth in Sections 6.11 and 6.12;

(c)

any undisclosed liabilities of the Company

(d)

any Disputed Amounts;

(e)

the activities of the Company from prior to the Closing Date;

(f)

failure to pay any applicable transfer taxes; and

(g)

those items listed on Schedule 10.1(f).

10.2

Indemnification by Buyer.

Buyer will defend, indemnify and hold harmless the Company, the Members and their respective Representatives from and against all Losses arising out of or resulting from:

(a)

any breach or inaccuracy in any representation or warranty of Buyer contained in this Agreement; or

(b)

any breach or nonperformance of any covenant or agreement of the Buyer contained in this Agreement or in any of the Buyer Related Agreements; and

(c)

any breach or nonperformance of any covenant or agreement of the Buyer contained in the Management Agreement.

10.3

Defense of Claims.

(a)

If any party (the “Indemnified Party”) receives notice of or discovers any claim or the commencement of any action for which the other party (the “Indemnitor”) is or may be liable under this Agreement (the “Indemnified Claim”), the Indemnified Party will promptly notify the Indemnitor of the Indemnified Claim in writing and will provide the Indemnitor with copies of any pleadings or other documents evidencing such Indemnified Claim.

(b)

The Indemnitor will be entitled to participate in the defense of any Indemnified Claim, and, if it so elects, to assume the defense of the Indemnified Claim, with counsel reasonably satisfactory to the Indemnified Party. After written notice from the Indemnitor to the Indemnified Party of such election to assume the defense, the Indemnitor will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of the Indemnified Claim, other than costs and expenses of the Indemnified Party incurred at the request of the Indemnitor. The assumption of the defense of any such Indemnified Claim will only be permitted if the Indemnitor first acknowledges, in writing, that ft is liable for such Indemnified Claim.

(c)

The Indemnitor may, at its election and following its admission that it is liable for such Indemnified Claim, settle or compromise any Indemnified Claim, but (i) no such settlement or compromise may be effected without the Indemnified Party’s consent, and (ii) the Indemnified Party will have no liability with respect to any settlement or compromise of such claims effected without its consent.

(d)

The Indemnified Party will not settle or compromise any Indemnified Claim without the prior consent of the Indemnitor, unless the Indemnitor has failed or refused to assist the Indemnified Party in the defense of such Indemnified Claim or has unreasonably withheld its consent to a proposed settlement or compromise of such Indemnified Claim.

(e)

The parties will use their commercially reasonable best efforts to agree on whether indemnifiable damages exist and, if so, the amount. Any amounts determined to be owed will be paid within 30 days of such determination. The parties will cooperate with each other in all reasonable respects in the defense of claims under this Agreement.

10.4

Indemnification for Taxes.

(a)

The. Company and the Members, jointly and severally, hereby agree so indemnify, jointly and severally, Buyer and its Affiliates, including, after the Closing, the Company (each herein sometimes referred to as an “Indemnified Taxpayer”) against, and agrees to protect, save and hold harmless each Indemnified Taxpayer from, any and all claims, damages, deficiencies and losses and all expenses, including, without limitation, attorneys’, accountants’ and experts’ fees and disbursements (all herein referred to as “Losses”) resulting from:

(i)

A claim by any taxing authority for (A) any Taxes of the Company or the Business allocable to any period ending on or prior to the Closing Date or allocable to any period that begins before and ends after the Closing Date, and (B) any Taxes of the Company or any corporation that is or was a member of an Affiliated Group of which the Company was or is a member;

(ii)

A claim by any taxing authority for any Taxes arising from or occasioned by the sale of the Company’s capital stock pursuant to this Agreement; or

(iii)

Any misrepresentation or breach of any representation, warranty or obligation set forth in this Section 3.13.

(b)

Subject to the resolution of any Tax contest pursuant to Section 104(c), upon notice from Buyer to Seller that an Indemnified Taxpayer is entitled to an indemnification payment for a Loss pursuant to Section 10.4(a), Seller shall thereupon pay to the Indemnified Taxpayer an amount that, net of any Taxes imposed on the Indemnified Taxpayer with respect to such payment, will indemnify and hold the Indemnified Taxpayer harmless from such Loss.

(c)

As follows:

(i)

If a claim shall be made by any taxing authority that, if successful, would result in the indemnification of an indemnified Taxpayer, the indemnified Taxpayer shall promptly notify Seller in writing of such fact; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Taxpayer except to the extent the rights of the indemnifying party are actually materially prejudiced.

(ii)

Seller shall have the right to defend the indemnified Taxpayer against such claim with counsel of its choice satisfactory to the Indemnified Taxpayer so long as (A) Seller notifies the Indemnified Taxpayer in writing within 15 days after the Indemnified Taxpayer has given notice of such claim that Seller will indemnify the Indemnified Taxpayer from and against the entirety of any Losses the indemnified Taxpayer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim, (B) Seller provides the indemnified Taxpayer with evidence acceptable to the Indemnified Taxpayer that Seller will have the financial resources to defend against the claim and fulfill his indemnification obligations hereunder, (C) if requested by the Indemnified Taxpayer, Seller provides to the Indemnified Taxpayer an opinion, in form and substance satisfactory to the Indemnified Taxpayer, of counsel satisfactory to the Indemnified Taxpayer, that there exists a reasonable basis for the Company to prevail in that contest, (D)  if the Indemnified Taxpayer is requested to pay the Tax claimed and sue for a refund. Seller shall have advanced to the Indemnified Taxpayer, on an interest free basis, the full amount the Indemnified Taxpayer is required to pay, and (E) Seller conducts the defense of the claim actively and diligently.

(iii)

Subject to the provisions of paragraph (ii) above, Seller shall be entitled to prosecute such contest to a determination in a court of initial jurisdiction, and if Seller shall reasonably request, to a determination in an appellate court provided that, if requested by the Indemnified Taxpayer, Seller shall provide to the Indemnified Taxpayer an opinion, in form and substance satisfactory to the Indemnified Taxpayer, of counsel satisfactory to the Indemnified Taxpayer, that there exists a reasonable basis for the Company to prevail on that appeal.

(iv)

Seller shall not be entitled to settle or to contest any claim relating to Taxes if the settlement of, or an adverse judgment with respect to, the claim would be likely, in the good faith judgment of the Indemnified Taxpayer, to cause the liability for any Tax of the indemnified Taxpayer or of any Affiliate of the Indemnified Taxpayer for any taxable period ending after the Closing Date to increase (including, without limitation, by making any election or taking any action having the effect of making any election, by deferring the inclusion of any amount in income or by accelerating the deduction of any amount or the claiming of any credit) or to take a position that, if applied to any taxable period ending after the Closing Date, would be adverse to the interest of the indemnified Taxpayer or any Affiliate of the Indemnified Taxpayer.

(v)

If. after actual receipt by the Indemnified Taxpayer of an amount advanced by Seller pursuant to paragraph (ii)(D) above, the extent of the liability of the Indemnified Taxpayer with respect to the indemnified matter shall be established by the judgment or decree of a court that has become final or a binding settlement with an administrative agency having jurisdiction thereof that has become final, the Indemnified Taxpayer shall promptly pay to Seller any refund received by or credited to the Indemnified Taxpayer with respect to the indemnified matter (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority); provided, however, that the Indemnified Taxpayer shall have been indemnified and held harmless-from all Losses by reason of any indemnification payments retained by the Indemnified Taxpayer net of any Taxes imposed on the indemnified Taxpayers with respect to indemnification payments received by the Indemnified Taxpayer or with respect to the receipt of any payment from the taxing authority. Notwithstanding the foregoing, the Indemnified Taxpayer shall not be required to make any payment hereunder before such time as Seller shall have made all payments or indemnities then due with respect to indemnified Taxpayer pursuant to this Section 10.4.

(vi)

if any of the conditions in Section 10.4(c)(ii) above are or become unsatisfied, (A) the Indemnified Taxpayer may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the claim in any manner it may deem appropriate (and the Indemnified Taxpayer need not consult with, or obtain any consent from. Seller in connection therewith), (B) Seller will reimburse the Indemnified Taxpayer promptly and periodically for the costs of defending against the claim (including, without limitation, attorneys’, accountants’ and exports’ fees and disbursements) and (C) Seller will remain responsible for any Losses the Indemnified Taxpayer may suffer to the fullest extent provided in this Section 10.4.

(d)

Anything to the Contrary in this Agreement notwithstanding, the indemnification obligations of the Seller under this Article VIII shall survive the Closing until the end of the applicable statutes of limitations. With respect to any indemnification obligation for any Tax for which a taxing authority asserts a claim within 90 days before the end of the applicable statute of limitations, an Indemnified Taxpayer shall be treated as having provided timely notice to Seller by providing written notice to Seller on or before the 90th day after the Indemnified Taxpayer’s receipt of a written assertion of the claim by the taxing authority.

(e)

All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

10.5

Forfeiture of Deferred Payment.

If Seller breaches the Agreement in the manner set forth in Section 10.1(a), Section 10.1(b) and/or Section 10.4(a)(iii) through an act of fraud or intentional misconduct, or commits some other act of fraud or intentional misconduct with regard to providing due diligence disclosures or other information relied upon by Buyer, then Buyer shall have no further obligation to pay the Deferred Payment, and Seller shall refund all sums paid in connection with the Deferred Payment to the Buyer.  Because of the difficulty of ascertaining actual damages which may occur by reason of such breach by Seller, the parties have agreed that the Deferred Payment amount is acceptable as liquidated damages for a breach of the nature described in this Section 10.5.

ARTICLE 11.

MISCELLANEOUS PROVISIONS

11.1

Amendment and Modification.

No amendment or modification or addition to this Agreement will be valid or effective unless the same is in writing and signed by Buyer and the Seller’s Representative.

11.2

Extension; Waiver.

The party entitled to the benefit of any respective term or provision of this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance with any obligation, covenant or agreement of the other parties contained in this Agreement. Any agreement with regard to any such extension or waiver will be valid only if set forth in an instrument in writing by the party granting such extension or waiver. A waiver or failure to enforce any of the terms or provisions of this Agreement will not in any way affect, limit or waive either party’s rights at any time to enforce strict compliance thereafter with every other term and provision of this Agreement.

11.3

Entire Agreement; Amendments and Waivers.

This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions. Whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the part to be hound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

11.4

Binding Effect and Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; hut neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, provided, however, that nothing herein shall prohibit the assignment of Buyer’s rights and obligations to any direct or indirect, subsidiary or prohibit the assignment of Buyer’s rights (but not obligations) to any lender. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

11.5

Remedies.

The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

11.6

Severability.

The provisions of this Agreement will be deemed severable, and if any provision of this Agreement is determined to be illegal or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is determined to be illegal or invalid in its entirety, such illegality or invalidity will have no effect on the other provisions of this Agreement, which will remain valid, operative and enforceable.

11.7

Notices.

Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier. as follows:

(a)

If to a Company, a Member or the Seller’s Representative, to:

Mr. James Grabowski

IBFA Acquisition Corporation, LLC

1850 Howard Street, Suite C,

Elk Grove Village, IL 60007

(b)

If to Buyer, to:

Mr. Chris Chen

Telava Acquisitions, Inc.

P.O. Box 26328

San Francisco, CA 94126

Each of’ the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next normal business day after receipt if not received during the recipient’s normal business hours. All Notices by telecopier shall he confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery, Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

11.8

Governing Law Venue.

The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Any dispute arising under the terms of this Agreement which cannot be resolved by the parties shall be submitted to binding arbitration pursuant to the rules, as modified by this Agreement, for Commercial Arbitration of the American Arbitration Association (“AAA”), utilizing one arbitrator. The Arbitrator shall apply the laws of the State of Delaware without regard to its conflicts of laws provisions. Any hearing shall be held in Carson City, Nevada, at a location selected by the Arbitrator and agreeable to the parties. The Arbitrator shall not be authorized to add, subtract or modify the terms of this Agreement. Any award shall be in writing and may be enforced in any Court of competent jurisdiction. Each party shall be responsible for its own costs of preparation and each party shall pay one half the costs for the Arbitrator, AAA, and related expenses. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

11.9

Publicity.

Subject to Section 6.8, except as required by applicable law, no party to this Agreement will give notice to third parties or otherwise make any public statement or release concerning this Agreement or any of the transactions contemplated hereby, except for such written information as has been approved in advance in writing as to form and consent by the other parties, which approval will not be unreasonably withheld, but in no event will any such public statement or release disclose any economic term of any of the transactions contemplated by this Agreement. Notwithstanding the foregoing, following the Closing Buyer and its Affiliates may disclose general information concerning this transaction far publicity purposes.

11.10

Section Headings.

The Section headings in this Agreement are inserted for convenience of reference only and are not intended to be part, or to affect the meaning at interpretation, of this Agreement.

11.11

Counterparts.

This Agreement may be executed in a number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

11.12

Expenses.

Whether or not the transactions contemplated by this Agreement are consummated, each party will pay its own expenses in connection with the negotiation, execution end performance of this Agreement, the transactions contemplated by this Agreement and all things required to be done in connection with this Agreement, including attorneys’ fees, brokerage or financial advisor fees, filing fees and accounting fees.

11.13

Incorporation of Annexes, Schedules and Exhibits.

All Annexes, Schedules and Exhibits referred to in this Agreement are specifically incorporated into this Agreement by reference. Capitalized terms not otherwise defined in the Annexes, Schedules or Exhibits to this Agreement will have the meanings given to them in this Agreement.

11.14

Parties.

With the exception of the parties to this Agreement, there will exist no right of any Person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

11.15

No Construction Against Drafter.

This Agreement is being entered into between competent parties, who are experienced in business and represented by counsel, and has been reviewed by the parties and their counsel.  Therefore, any ambiguous language in this Agreement will not necessarily be construed against any particular party as the drafter of such language.

11.16

Survival.

Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

11.17

Attorneys’ Fees.

In the event an arbitration or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

11.18

Risk of Loss.

Prior to the Closing, the risk of loss of damage to, or destruction of, any and all of the Company’s assets, including without limitation the Properties, shall remain with the Company, and the legal doctrine known as the ‘Doctrine of Equitable Conversion’ shall not be applicable to this Agreement or to any of the transactions contemplated hereby.

11.19

Further Assurances.

From time to time after the Effective Date, without further consideration, the parties will cooperate with each other and will execute and deliver such documents to the other party as such other party may reasonably request to carry out any of the transactions contemplated by this Agreement.

[Signatures on following page.)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above written.

BUYER:

[TELAVA ACQUISITIONS, INC]

By:

Chris Chen, Vice President

THE COMPANY:

IBFA ACQUISITION COMPANY, LLC

By:

James Grabowski, Managing Member

THE MEMBERS:

James Grabowski

Casimir Wojciechowski

ACCEPTING APPOINTMENT AS SELLER’S

REPRESENTATIVES

James Grabowski